EXHIBIT B

                       AGREEMENT AND PLAN OF

            REORGANIZATION, CONVERSION AND TERMINATION



     THIS  AGREEMENT  is  made  as of the __ day of _________, 1997, by and between the Canandaigua National  Collective  Investment Fund for Qualified

Trusts, a collective investment trust duly organized  under the regulations of the U.S. Comptroller of the Currency ("OCC") and the  laws  of the State of  New  York  (the "Current Trust"), on behalf of its two portfolios,  the

Equity Portfolio  and  the  Bond  Portfolio (each a "Current Portfolio" and collectively  the  "Current  Portfolios")  and  The  Canandaigua  Funds,  a

business trust duly formed under  the  laws  of  the State of Delaware (the

"Successor Trust"), with an equal number of series as the Current Trust.



     This  Agreement  is  intended  to  be  and is adopted  as  a  plan  of reorganization within the meaning of Section  368  (a)  (1) (F) of the U.S.

Internal Revenue Code of 1986, as amended (the "Code"), and  is intended to effect the conversion of the Current Portfolios, each a separate  series of units of beneficial interest of the Current Trust, into an equal number  of separate  series of a Delaware business trust.  The conversion will involve the transfer  of  all  of  the  assets  of  each  Current  Portfolio  to  a corresponding  series  of  the Successor Trust (the "Corresponding Series")

solely in exchange (1) by the  Corresponding  Series  for assumption of all liabilities of that Current Portfolio and (2) for the issuance of shares of beneficial  interest (the "Series Shares") by the Corresponding  Series  to

the Current Trust, followed by the constructive distribution on the Closing

Date (as defined  below)  of  such Series Shares to the holders of units of beneficial interest of that Current  Portfolio in exchange for their shares of that Current Portfolio in liquidation  and  termination  of that Current

Portfolio, all upon the terms and conditions hereinafter set  forth in this

Agreement.



     In  consideration of the premises and of the covenants and  agreements hereinafter set forth the parties hereto covenant and agree as follows.







1.   TRANSFER   OF  ASSETS  OF  EACH  CURRENT  PORTFOLIO  IN  EXCHANGE  FOR

     ASSUMPTION OF  LIABILITIES  AND  ISSUANCE  OF  SHARES OF THE SUCCESSOR

     TRUST; TERMINATION OF THE CURRENT PORTFOLIOS



     1.1  Subject to the terms and conditions set forth  herein  and on the basis  of  the  representations and warranties contained herein the Current

Trust agrees to transfer  the assets of each Current Portfolio as set forth in paragraph 1.2 to a separate  Corresponding Series of the Successor Trust

(each a "Series" of the Successor Trust) established by the Successor Trust solely for the purpose of acquiring  all  of  the  assets  of  that Current

Portfolio  which  Series  have  not  issued  any Series Shares or commenced operations.  The Successor Trust on behalf of  each  Series  agrees that in exchange  therefor  (1) each Series shall assume all of the liabilities  of the Current Portfolio  whose  assets  are  acquired  by  the  Corresponding

Series, whether contingent or otherwise, then existing and further  (2) the

Successor  Trust  shall  deliver  to  the Current Trust as trustee for that

Current Portfolio the number of full and  fractional  Series Shares of each

Corresponding  Series  equal  to  the value of the assets of  that  Current

Portfolio, minus the liabilities assumed,  as described in paragraph 3.1 on the  Closing Date provided for in paragraph 3.1.  Such  transactions  shall take place at the Closing provided for in paragraph 3.1.



     1.2  The  assets  of  each  Current  Portfolio  to  be acquired by the

Corresponding  Series  shall  include, without limitation, all  cash,  cash equivalents,  securities, receivables  (including  interest  and  dividends receivable), any  claims  or  rights of action or rights to register shares under applicable securities laws,  any  books  or  records  of each Current

Portfolio  and  other  property  owned  by that Current Portfolio  and  any deferred or prepaid expenses shown as assets  on  the books of that Current

Portfolio on the Closing Date provided for in paragraph 3.1.



     1.3  Immediately upon delivery to the Current Trust, on behalf of each

Current  Portfolio,  of  Series  Shares of each Corresponding  Series,  the

Supervisory Committee of the Current  Trust  or any officer duly authorized by them as the then sole shareholder of the Successor Trust shall (i) elect as  Trustees  of the Successor Trust the persons  who  currently  serve  as members of the  Supervisory Committee of the Current Trust; (ii) ratify the selection of the  independent  accountants;  (iii)  approve  an  investment advisory  agreement for the Successor Trust in the form currently in  place with respect  to the Current Trust; and (iv) to adopt for the Corresponding

Series  the  investment  objectives,  investment  policies  and  investment restrictions of each Current Portfolio.



     1.4  As provided  in  paragraph  3.3,  on the Closing Date the Current

Trust, on behalf of each Current Portfolio, will  distribute in liquidation to  the  unitholders of each Current Portfolio the Series  Shares  received from the Corresponding  Series  pro  rata in proportion to their respective shares of beneficial interest in that  Current Portfolio to the unitholders of record of that Current Portfolio determined  as of the close of business on the Closing Date, in exchange for the outstanding  units of such Current

Portfolio.  Such distribution will be accomplished by the  transfer  of the

Series Shares then credited to the account of that Current Portfolio on the share  records of the Successor Trust to open accounts on those records  in the names  of  such  Current  Portfolio  unitholders  and  representing the respective  pro  rata  number  of  the  Series  Shares  received  from  the

Corresponding Series due such Current Portfolio unitholders.  The Successor

Trust  shall  not  issue  certificates representing Trust Series Shares  in connection with such distribution.  Fractional Trust Series Shares shall be rounded to the third place after the decimal point.



     1.5  Immediately after  the  distribution  of the Series Shares as set forth in Section 1.4 each Current Portfolio, and  the Current Trust,  shall be  terminated and any such further actions shall be  taken  in  connection therewith as are required by applicable law.



     1.6  Ownership  of  the Series Shares of each Series Shareholder shall be maintained separately on  the books of The Canandaigua National Bank and

Trust  Company  ("Canandaigua National  Bank")  as  the  Successor  Trust's

transfer agent.



     1.7  Any reporting responsibility of the Current Trust with respect to a Current Portfolio  is  and shall remain the responsibility of the Current

Trust up to and including  the  Closing Date, and any later date on which a

Current Portfolio may be terminated.





2.   VALUATION



     2.1  The value of each Current  Portfolio's  net assets to be acquired by  the  Successor  Trust on behalf of the Corresponding  Series  hereunder shall be the net asset  value computed as of the valuation time provided in the Current Trust's Prospectus  on  the  Closing  Date  using the valuation procedures  set  forth  in  that  Prospectus  or  Statement  of  Additional

Information.



     2.2  The   value   of   full  and  fractional  Series  Shares  of  the

Corresponding Series to be issued  in exchange for each Current Portfolio's net assets shall be equal to the value  of  the  net assets of that Current

Portfolio on the Closing Date, and the number of such  Series  Shares shall equal  the  number  of  full and fractional units of that Current Portfolio issued and outstanding on the Closing Date.



     2.3  All computations of value shall be made by American Data Services in accordance with its regular  practice  as  Administrator for the Current

Trust.



3.   CLOSING AND CLOSING DATE



     3.1  The transfer of each Current Portfolio's  assets  in exchange for the  assumption  by  the  Corresponding  Series of that Current Portfolio's liabilities and the issuance of Series Shares  of  the Corresponding Series to that Current Portfolio, as described above, together  with  related acts necessary  to  consummate  such  acts  (the "Closing"), shall occur at  the

principal  office  of  the  Successor  Trust   at  72  South  Main  Street,

Canandaigua, New York 14424 on _______________,  1997  ("Closing Date"), or

at such other place or date as the parties may agree in  writing.  All acts taking place at the Closing shall be deemed to take place simultaneously as of  the  last  daily  determination of the net asset value of  any  Current

Portfolio or at such other time and or place as the parties may agree.



     3.2  In the event  that  on  the  Closing  Date (a) the New York Stock

Exchange  is  closed to trading or trading thereon  is  restricted  or  (b)

trading or reporting  of trading on said Exchange or in any market in which portfolio securities of  any  Current  Portfolio are traded is disrupted so that accurate appraisal of the value of  the  total net assets of a Current

Portfolio is impracticable, the Closing shall be  postponed until the first business day upon which trading shall have been fully resumed and reporting shall have been restored.



     3.3  The Current Trust shall deliver at the Closing  a  certificate or separate certificates of an authorized officer stating that it has notified the Custodian, as custodian for the Current Trust and the Successor  Trust,

of each Current Portfolio's conversion to a series of the Successor Trust.



     3.4  Canandaigua  National  Bank,  as  shareholder servicing agent for each Current Portfolio, shall deliver at the  Closing  a  certificate as to the  conversion  on  its  books  and  records  of  each  Current  Portfolio unitholder  account  to  an  account  as  a  holder of Series Shares of the

Corresponding  Series.   The  Successor Trust shall  issue  and  deliver  a

confirmation to each Current Portfolio  evidencing  the Series Shares to be credited  on  the  Closing  Date  or provide evidence satisfactory  to  the

Current Trust that such Series Shares  have  been  credited to each Current

Portfolio's account on the books of the Successor Trust.   At  the  Closing

each  party  shall  deliver  to  the  other  such  bills  of  sale, checks,

assignments, stock certificates, receipts or other documents as  such other party or its counsel may reasonably request.



4.   REPRESENTATIONS AND WARRANTIES



     4.1  The Current Trust represents and warrants as follows:



     (a)  The  Current  Trust is a collective investment trust duly  formed and validly existing under  the  rules  and  regulations of the OCC and the laws  of  the  State  of New York; and each Current  Portfolio  is  a  duly established and designated series of the Current Trust;



     (b)  The Current Trust  is  duly  registered as an open-end management investment company under the Investment  Company  Act  of  1940, as amended

(the "1940 Act"), and such registration is in full force and effect;



     (c)  The  Current  Trust  is  not,  and  the  execution, delivery  and performance  of  this  Agreement  will  not  result,  in violation  of  any provision of its Declaration of Trust or the Rules and  Procedures  of  the

Supervisory Committee, as amended or restated from time to time, or, to the

Current   Trust's  knowledge,  of  any  agreement,  indenture,  instrument,

contract, lease  or other undertaking to which the Current Trust is a party or by which the Current Trust is bound;



     (d)  The Current  Trust has no material contracts or other commitments

(other than this Agreement) applicable to a Current Portfolio that will not be terminated without liability  to  that  Current Portfolio or the Current

Trust on or prior to the Closing Date;



     (e)  To  the  Current Trust's knowledge,  no  material  litigation  or administrative proceeding  or  investigation  of  or  before  any  court or governmental  body  presently  is pending or threatened against the Current

Trust or any of its properties or  assets except as previously disclosed in writing to the Successor Trust.  The  Current  Trust knows of no facts that might  form  the  basis  for the institution of such  proceedings  and  the

Current Trust is not a party  to,  or  subject  to,  the  provisions of any order, decree or judgment of any court or governmental body that materially and  adversely  affects  its  business  or  its  ability to consummate  the transactions herein contemplated;



     (f)  At the date hereof and at the Closing Date all Federal, state and other  tax  returns and reports, including information  returns  and  payee statements, of each Current Portfolio required by law to have been filed or furnished by such dates shall have been filed or furnished and all Federal,

state and other  taxes,  interest and penalties shall have been paid so far as due or provision shall have been made for the payment thereof and to the best of the Current Trust's  knowledge  no  such  return is currently under audit  and  no assessment has been asserted with respect  to  any  of  such returns or reports;



     (g)  All  issued  and outstanding units of each Current Portfolio are,

and at the Closing Date  will  be,  duly and validly issued and outstanding and fully paid and non-assessable under New York law;



     (h)  The information to be furnished  by  the Current Trust for use in applications for orders, registration statements, proxy materials and other documents  which  may  be  necessary  in connection with  the  transactions contemplated hereby shall be accurate and  complete and shall comply in all material respects with Federal securities and  other  laws  and regulations thereunder applicable thereto;



     (i)  All of the issued and outstanding units of each Current Portfolio will at the time of the Closing be held by the persons and in  the  amounts as certified in accordance with the provisions of paragraph 3.4;



     (j)  On  the  Closing  Date  each Current Portfolio will have good and marketable  title  to its assets to be  transferred  to  the  Corresponding

Series pursuant to paragraph  1.2,  and  the  Current  Trust will have full right,  power  and  authority  to sell, assign, transfer and  deliver  such assets hereunder free of any liens  or other encumbrances and upon delivery and payment for such assets, the Corresponding Series will acquire good and marketable title thereto;



     (k)  The execution, delivery and  performance  of  this Agreement will have been duly authorized prior to the Closing Date by all necessary action on  the  part  of  the  Current  Trust and upon its proper execution,  this

Agreement will constitute a valid  and  binding  obligation  of the Current

Trust enforceable in accordance with its terms, subject to approval  of the unitholders  of  each  Current  Portfolio,  and  will not conflict with the

Current  Trust's  Declaration  of  Trust  or Rules and  Procedures  of  the

Supervisory  Committee, or any provision of  any  agreement  to  which  the

Current Trust  is  a  party or by which it is bound or, to the knowledge of the Current Trust, result  in  the  acceleration  of  any obligation or the imposition of any penalty under any agreement, judgment  or decree to which the Current Trust is a party or by which it is bound;



     (l)  To   the   Current   Trust's  knowledge,  no  consent,  approval,

authorization or order of any court  or  governmental authority is required for the consummation by the Current Trust  of the transactions contemplated herein, except such as shall have been obtained  prior  to the Closing Date under  (i)  the  Securities Act of 1933, as amended (the "1933  Act"),  the

Securities Exchange  Act  of 1934, as amended (the "1934 Act") and the 1940

Act; (ii) the OCC; (iii) the Pension and Welfare Benefits Administration of

the U. S. Department of Labor  ("PWBA");  and  (iv) such as may be required under state securities laws.



     (m)  The  Statements  of Assets and Liabilities  and  Operations,  the

Statement of Changes in Net  Assets,  Per  Share  Data  and Ratios, and the

Schedule of Investments of each Current Portfolio at (copies  of which have been furnished to the Successor Trust) have been audited by Morga Jones and

Hufsmith,   P.C.,   independent  public  accountants,  in  accordance  with

generally  accepted auditing  standards.   Such  financial  statements  are

presented in  accordance with generally accepted accounting principles, and fairly present,  in  all material respects, the financial condition of each

Current  Portfolio as of  such  date,  and  there  are  no  material  known liabilities of any Current Portfolio at such date (contingent or otherwise)

not disclosed therein; and



     (n)  Since  _____________,  there  has  not  been any material adverse change in any Current Portfolio's financial condition,  assets, liabilities or  business,  other  than  changes  occurring  in the ordinary  course  of business, or any incurrence by a Current Portfolio of indebtedness maturing more than one year from the date such indebtedness  was incurred, except as otherwise disclosed to and accepted by the Successor Trust;



     (o)  A meeting of the Current Trust's unitholders  was  held  on March

28,  1997  to  consider  and  act upon this Agreement and all other actions necessary to obtain unitholder  approval  of  the transactions contemplated hereby have been completed.



     4.2  The Successor Trust represents and warrants as follows:



     (a)  The Successor Trust is a Delaware business  trust duly organized,

validly  existing  and  in  good standing under the laws of  the  State  of

Delaware; that the Successor  Trust has filed its Certificate of Trust with the  Secretary  of State of Delaware;  and  that  each  Series  is  a  duly established and designated  series  of  the Successor Trust established and designated by resolution of the Successor Trustees of the Successor Trust;



     (b)  Each Series is a duly established Series of the Successor Trust.



     (c)  The  Successor  Trust is not, and  the  execution,  delivery  and performance  of  this Agreement  will  not  result,  in  violation  of  any provision of the Declaration  of Trust or Bylaws of the Successor Trust or,

to  the  Successor  Trust's  knowledge,   of   any   agreement,  indenture,

instrument,  contract,  lease or other undertaking to which  the  Successor

Trust is a party or by which the Successor Trust is bound;



     (d)  To the Successor  Trust's  knowledge,  no  material litigation or administrative  proceeding  or  investigation  of or before  any  court  or governmental body is presently pending or threatened  against the Successor

Trust or any of its properties or assets, except as previously disclosed in writing to the Current Trust.  The Successor Trust knows  of  no facts that might  form  the  basis  for  the institution of such proceedings, and  the

Successor Trust is not a party  to,  or  subject  to, the provisions of any order, decree or judgment of any court or governmental body that materially and  adversely  affects  its  business  or  its ability to  consummate  the transactions herein contemplated;



     (e)  The Successor Trust intends for each  Series  to  be  a regulated investment company under Section 851 of the Code;



     (f)  Prior  to  the  Closing  Date,  there  shall  be  no  issued  and outstanding Successor Trust Series Shares or any other securities issued by the Series;



     (g)  The  execution,  delivery  and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Successor Trust, and,  upon  its  proper execution, this

Agreement will constitute a valid and binding obligation  of  the Successor

Trust enforceable against the Series in accordance with its terms;



     (h)  The  Series Shares at the Closing will have been duly  authorized and, when so issued  and  delivered, will be duly and validly issued shares of the Series, fully paid and non-assessable under Delaware law;



     (i)  The information to  be  furnished  by  the  Successor  Trust with respect  to  each  Series  for use in applications for orders, registration statements, proxy materials  and  other documents which may be necessary in connection with the transactions contemplated  hereby shall be accurate and complete and shall comply in all material respects  with Federal securities and other laws and regulations applicable thereto;



     (j)  The  Successor  Trust, on behalf of each Series,  shall  use  all reasonable efforts to obtain  the  approvals and authorizations required by the 1933 Act, the 1940 Act and such  state  securities  laws as it may deem appropriate in order to operate after the Closing Date;



     (k)  To  the  Successor  Trust's  knowledge,  no  consent,   approval,

authorization  or  order of any court or governmental authority is required for the consummation  by  each  Series  of  the  transactions  contemplated herein,  except such as shall have been obtained prior to the Closing  Date under the  1933  Act,  the  1934  Act  and  the 1940 Act and such as may be required under state securities laws.



5.   COVENANTS OF THE CURRENT TRUST AND THE SUCCESSOR TRUST



     5.1  The Current Trust covenants that the  Series Shares are not being acquired for the purpose of making any distribution  thereof, other than in accordance with the terms of this Agreement.



     5.2  The  Current  Trust covenants that it will assist  the  Successor

Trust  in obtaining such information  as  the  Successor  Trust  reasonably requests  concerning  the beneficial ownership of the units of each Current

Portfolio.



     5.3  The Current Trust  will, from time to time, as and when requested by the Successor Trust execute  and  deliver,  or  cause to be executed and delivered, all such assignments and other instruments,  and  will  take  or cause  to  be  taken  such  further action, as the Successor Trust may deem necessary or desirable in order  to  vest in, and confirm to, the Successor

Trust on behalf of each Series, title to, and possession of, all the assets of each Current Portfolio to be sold,  assigned,  transferred and delivered to the Corresponding Series hereunder and otherwise to carry out the intent and purpose of this Agreement.



     5.4  The Successor Trust will, from time to time as and when requested by  the  Current Trust, execute and deliver or cause  to  be  executed  and delivered  all  such  assignments  and  other instruments, and will take or cause  to  be taken such further action, as  the  Current  Trust  may  deem necessary or  desirable  in  order  to vest in, and confirm to, the Current

Trust,  title  to,  and  possession of, the  Series  Shares  issued,  sold,

assigned, transferred and  delivered  hereunder  and otherwise to carry out the intent and purpose of this Agreement.



     5.5  Subject to the provisions of this Agreement,  the Successor Trust and the Current Trust each will take, or cause to be taken,  all action and will  do  or  cause  to be done all things reasonably necessary, proper  or advisable to consummate and make effective the transactions contemplated by this Agreement.



6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CURRENT TRUST



     The obligations of  the  Current  Trust to consummate the transactions provided for herein shall be subject to  the  performance  by the Successor

Trust  of  all  the  obligations  to  be  performed by the Successor  Trust hereunder on or before the Closing Date and,  in  addition  thereto, to the following further conditions:



     6.1  All  representations  and  warranties  of  the  Successor   Trust

contained  in  this  Agreement  shall  be  true and correct in all material respects as of the date hereof and except as  they  may  be affected by the transactions contemplated by this Agreement, as of the Closing  Date,  with the same force and effect as if made on and as of the Closing Date, and



     6.2  The  Successor  Trust shall have delivered on the Closing Date to the Current Trust a certificate  executed  in the Successor Trust's name by its President or Vice President, in form and  substance satisfactory to the

Current  Trust,  dated  as  of the Closing Date, to  the  effect  that  the representations  and  warranties  of  the  Successor  Trust  made  in  this

Agreement are true and  correct  at  and  as of the Closing Date, except as they may be affected by the transactions contemplated  by  this  Agreement,

and as to such other matters as the Company shall reasonably request.



Each  of  the  foregoing  conditions precedent may be waived by the Current

Trust.



7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SUCCESSOR TRUST



     The obligations of the  Successor Trust to consummate the transactions provided for herein shall be subject  to  the  performance  by  the Current

Trust of all the obligations to be performed by the Current Trust hereunder on  or  before  the Closing Date and, in addition thereto, to the following further conditions:



     7.1  All representations and warranties of the Current Trust contained on this Agreement  shall be true and correct in all material respects as of the date hereof and,  except  as  they  may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;



     7.2  The Current Trust shall have delivered  to the Successor Trust on the  Closing  Date a statement of its assets and liabilities,  prepared  in accordance  with  generally  accepted  accounting  principles  consistently applied,  together  with  a  certificate  of  the  Treasurer  or  Assistant

Treasurer of  the  Current  Trust  as  to the aggregate asset value of each

Current Portfolio's portfolio securities as of the Closing Date; and



     7.3  The Current Trust shall have delivered  to the Successor Trust on the Closing Date a certificate executed in the Current  Trust's name by its

President  or  Vice  President, in form and substance satisfactory  to  the

Successor Trust, dated  as  of  the  Closing  Date,  to the effect that the representations and warranties of the Current Trust made  in this Agreement are true and correct at and as of the Closing Date, except  as  they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Successor Trust shall reasonably request.



Each  of  the foregoing conditions precedent may be waived by the Successor

Trust.



8.   FURTHER  CONDITIONS  PRECEDENT TO OBLIGATIONS OF THE CURRENT TRUST AND

     THE SUCCESSOR TRUST



     The obligations of the  Current Trust and the Successor Trust are each subject to the further conditions that on or before the Closing Date:



     8.1  This  Agreement and the  transactions  contemplated  herein  with respect to each Current  Portfolio  and its Corresponding Series shall have been approved by the requisite vote of  the  unitholders  of  each  Current

Portfolio in accordance with applicable law;



     8.2  On the Closing Date no action, suit or other proceeding shall  be pending  before  any  court or governmental agency in which it is sought to restrain or prohibit or  to  obtain  damages  or other relief in connection with, the transactions contemplated hereby;



     8.3  All consents of other parties and all  other consents, orders and permits of Federal, state and local regulatory authorities (including those of the Securities and Exchange Commission, the OCC,  the PWBA, and of state securities  authorities)  deemed necessary by the Successor  Trust  or  the

Current Trust to permit consummation,  in  all  material  respects,  of the transactions  contemplated  hereby  shall  have been obtained, except where failure to obtain any such consent, order or  permit  would  not  involve a risk  of  a  material  adverse  effect  on  the assets or properties of the

Successor Trust or the Current Trust, provided that either party hereto may for itself waive any of such conditions;



     8.4  The Successor Trust shall have taken all necessary action so that it shall be a registered open-end investment company under the 1940 Act.



     8.5  The Current Trust and the Successor  Trust shall have received on or  before  the  Closing  Date  an  opinion  of  Underberg  &  Kessler  LLP satisfactory to the Current Trust and the Successor Trust, substantially to the effect that for Federal income tax purposes:



     (a)  The acquisition of all of the assets of  a  Current  Portfolio by the  Corresponding  Series  solely  in exchange for the issuance of  Series

Shares  of such Series to the Current  Trust  on  behalf  of  that  Current

Portfolio  and  the  assumption  of that Current Portfolio's liabilities by such Series, followed by the distribution  in  liquidation  by  the Current

Trust of such Series Shares to the unitholders of that Current Portfolio in exchange for their units of that Current Portfolio and the liquidation  and termination  of  that  Current  Portfolio, will constitute a reorganization

within  the  meaning  of  Section  368   (a)   (1)   of   the   Code   (the

"Reorganization"),  and that Current Portfolio and the Corresponding Series will each be "a party  to  a  reorganization" within the meaning of Section

368(b) of the Code;



     (b)  No gain or loss will  be recognized by each Current Portfolio (i)

upon the transfer of all of its assets  to  the Corresponding Series solely in exchange for the issuance of Series Shares  of  the Corresponding Series to the Current Trust on behalf of such Current Portfolio and the assumption by  the  Corresponding Series of that Current Portfolio's  liabilities  and

(ii) the distribution  by  the  Current  Trust of such Series Shares to the shareholders of such Current Portfolio;



     (c)  No gain or loss will be recognized by any Series upon its receipt of a Current Portfolio's assets solely in  exchange for the issuance of the

Series Shares of such Series to the corresponding Current Portfolio and the assumption by that Series of the liabilities  of  the corresponding Current

Portfolio;



     (d)  The tax basis of each Current Portfolio's  assets in the hands of the Corresponding Series will be, in each instance, the  same  as the basis of  those  assets in that Current Portfolio's hands immediately before  the transfer;



     (e)  Each  Series'  tax  holding  period for the assets transferred to such Series by a Current Portfolio will,  in  each  instance,  include  the

Current Portfolio's tax holding period for those assets;



     (f)  No  gain  or  loss  will  be  recognized  by  a Current Portfolio unitholder  upon the exchange of all of their units in a Current  Portfolio solely for Series Shares as part of the transaction;



     (g)  The  tax basis of the Series Shares to be received by unitholders of a Current Portfolio  will  be  the  same as the tax basis of the Current

Portfolio units surrendered in exchange therefor;



     (h)  The tax holding period of the  Series  Shares  to  be received by

Current  Portfolio  unitholders  will  include,  for each Current Portfolio unitholder,  his  tax  holding  period  for  the  Current  Portfolio  units surrendered in exchange therefor, provided that the  units  of such Current

Portfolio were held as capital assets on the date of the exchange; and



     (i) (A) under Section 408(e) of the Code with respect to  IRA accounts maintained in conformity with Section 408(a) thereof, or (B) under  Section

501(a)  of the Code with respect to single or commingled pension or profit-

sharing trusts,  including a single or commingled pension or profit-sharing trust benefitting  one  or  more  self-employed  individuals, maintained in conformity with Section 401(a) thereof, the Reorganization does not trigger

(I)  any taxes or penalties under the Employee Retirement  Income  Security

Act of  1974,  as  amended, nor (II) a disqualification of such trusts with respect to their tax-exempt  status  under  Section 408(e) or 501(a) of the

Code, as the case may be.



The  Current  Trust  and Successor Trust each agree  to  make  and  provide

representations  with  respect   to   the   Current   Portfolios   and  the

Corresponding  Series which are reasonably necessary to enable Underberg  &

Kessler LLP to deliver  an  opinion  substantially  as  set  forth  in this paragraph 8.5.



     Each  of  the  foregoing conditions precedent to the obligations of  a party may be waived by that party.



9.   ENTIRE AGREEMENT



     The Successor Trust and the Current Trust agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes  the  entire agreement between the parties.  The representations,  warranties  and covenants  contained  herein  or  in  any document delivered pursuant hereto  or in connection herewith shall survive the consummation of the transactions contemplated hereunder.



10.  TERMINATION



     10.1 This Agreement may be terminated  by  the mutual agreement of the

Successor Trust and the Current Trust.  In addition,  either  the Successor

Trust or the Current Trust may at its option terminate this Agreement at or prior to the Closing Date because:



          (a)  A  material  breach  by  the  other  of any representations,

     warranties or agreements contained herein to be  performed at or prior to the Closing Date; or



          (b)  A  condition  herein  expressed  to  be  precedent   to  the

     obligations  of  the  terminating  party  has  not  been  met  and  it reasonably appears that it will not or cannot be met.



     10.2 In the event of any such termination, there shall be no liability for  damages  on  the  part of the Successor Trust or the Current Trust, or their respective trustees  or  officers, to the other party or its trustees or officers.



11.  AMENDMENT



     This Agreement may be amended, modified or supplemented in such manner as  may  be  mutually agreed upon in  writing  by  the  parties;  provided,

however, that  following  the  Shareholders'  Meeting called by the Current

Trust pursuant to paragraph 5.1, no such amendment  may  have the effect of changing the provisions for determining the number of Series  Shares  to be paid  to the unitholders of the Current Trust under this Agreement to their detriment without their further approval.







12.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT



     12.1 The  article  and  paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



     12.2 This Agreement may be  executed  in  any  number of counterparts,

each of which shall be deemed an original.



     12.3 This Agreement shall be governed by and construed  in  accordance with  the  rules  and  regulations of the OCC and the laws of the State  of

Delaware.



     12.4 This Agreement  shall be binding upon and inure to the benefit of the parties hereto and their  respective  successors  and  assigns,  but no assignment  or  transfer  hereof  or of any rights or obligations hereunder shall be made by any party without  the written consent of the other party.

Nothing herein expressed or implied is  intended  or  shall be construed to confer upon or give any person, firm or corporation other  than the parties hereto and their respective successors and assigns any rights  or  remedies under or by reason of this Agreement.



     12.5 The  parties  hereto  recognize  that  the  Current  Trust  is  a collective investment trust and the Successor Trust is a business trust and all  parties  agree  that  any  claim arising hereunder or by reason hereof shall not be enforceable against  the  Supervisory Committee of the Current

Trust, the unitholders of the Current Trust,  the Successor Trustees or the

Successor  Trust  but  only against the assets of  the  applicable  Current

Portfolio and of its Corresponding Series, respectively.




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
     IN WITNESS WHEREOF,  each  of  the  parties  hereto  has  caused  this

Agreement to be executed by its duly authorized officer.



               Canandaigua   National   Collective   Investment   Fund  for

Qualified Trusts



                    By:_________________________________



                    Title:_________________________________







               The Canandaigua Funds



                    By:________________________________



                    Title:________________________________




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